Exhibit 15.1

KPMG Auditores Independentes

Rua do Passeio, 38, setor 2, 17º andar - Centro

20021-290 - Rio de Janeiro - RJ

Caixa Postal 2888 - CEP 20001-970 - Rio de Janeiro/RJ - Brasil

Telefone +55 (21) 2207-9400, Fax +55 (21) 2207-9000

www.kpmg.com.br

December 21, 2021

Petróleo Brasileiro S.A. - Petrobras

Avenida República do Chile 65

Rio de Janeiro/RJ - Brasil

Petrobras Global Finance B.V. - PGF
Weena 762, 9th floor, Room A, 3014 DA
Rotterdam, the Netherlands

Re: Registration Statements on Form F-3 of Petróleo Brasileiro S.A. – Petrobras and Petrobras Global Finance B.V., dated December 21, 2021

With respect to the subject registration statements, we acknowledge our awareness of the use and incorporation by reference therein of our (i) report dated August 4, 2021 related to our review of interim financial information of Petróleo Brasileiro S.A. – Petrobras, and (ii) report dated October 28, 2021 related to our review of interim financial information of Petróleo Brasileiro S.A. – Petrobras.

Pursuant to Rule 436 under the U.S. Securities Act of 1933 (the “Act”), such reports are not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or reports prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG Auditores Independentes

KPMG Auditores Independentes

Rio de Janeiro, Brazil